Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175827  to Form S-8 of our report dated July 25, 2011 appearing in this Annual Report on Form 11-K of The Savannah Bancorp, Inc. Employee Savings & Profit Sharing Plan for the year ended December 31, 2010.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
July 25, 2011